UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 8, 2016

Lions Gate Entertainment Corp.

(Exact name of registrant as specified in charter)

British Columbia, Canada

(State or Other Jurisdiction of Incorporation)

(Commission File Number) 1-14880	(IRS Employer Identification No.) N/A

(Address of principal executive offices)

250 Howe Street, 20th Floor

Vancouver, British Columbia V6C 3R8

and

2700 Colorado Avenue

Santa Monica, California 90404

Registrant’s telephone number, including area code: (877) 848-3866

No Change

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On December 8, 2016 (the “Closing Date”), Lions Gate Entertainment Corp. (“Lions Gate” or the “Company”), Starz and Orion Arm Acquisition Inc., a wholly owned subsidiary of Lions Gate (“Merger Sub”), consummated the merger (the “Merger”) of Merger Sub with and into Starz, with Starz continuing as the surviving corporation and becoming an indirect wholly owned subsidiary of Lions Gate, pursuant to the Agreement and Plan of Merger, dated as of June 30, 2016 (as amended, the “Merger Agreement”), by and among Lions Gate, Starz and Merger Sub.

The information set forth under Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 1.01. In connection with the Merger, the Company completed additional financing activities, as described in this Item 1.01.

Senior Notes Supplemental Indenture

As previously disclosed, on October 27, 2016, LG FinanceCo Corp. (“FinanceCo”), a wholly owned subsidiary of Lions Gate, completed an offering of $520,000,000 aggregate principal amount of 5.875% senior notes due in 2024 (the “Notes”). Upon the issuance of the Notes, the net proceeds from the issuance and sale of the Notes were placed into escrow pending consummation of the Merger.

The Notes were issued pursuant to an indenture, dated as of October 27, 2016, between FinanceCo and Deutsche Bank Trust Company Americas, as trustee (the “Base Indenture”). The Base Indenture is more fully described in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on October 27, 2016, which description is incorporated herein by reference.

On the Closing Date, in connection with the consummation of the Merger, the net proceeds from the issuance and sale of the Notes were released from escrow and used to fund a portion of the cash consideration for the Merger, and Lions Gate and certain of Lions Gate’s direct and indirect wholly owned subsidiaries, including Starz and certain of its subsidiaries (the “Guarantors”), and Deutsche Bank Trust Company Americas, as trustee, entered into a supplemental indenture to the Base Indenture (the “Senior Notes Supplemental Indenture” and together with the Base Indenture, the “Indenture”), pursuant to which the Company assumed the obligations of FinanceCo under the Notes and the Base Indenture, and the Guarantors jointly and severally, fully and unconditionally, guaranteed the Notes on an unsubordinated, unsecured basis.

The description of the Indenture contained herein is not intended to be complete and is qualified in its entirety by reference to the full texts of the Base Indenture, which was filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the SEC on October 27, 2016, and of the Senior Notes Supplemental Indenture, a copy of which is attached as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Senior Credit Facilities

In connection with the consummation of the Merger, Lions Gate entered into a Credit and Guarantee Agreement (the “Credit Agreement”), dated as of the Closing Date, among Lions Gate, as borrower, the Guarantors, the lenders referred to therein, and JPMorgan Chase Bank, N.A., as administrative agent. The Credit Agreement provides for a $1.0 billion revolving credit facility (the “Revolver”), a $1.0 billion term loan A facility (the “Term Loan A”) and a $2.0 billion term loan B facility (the “Term Loan B” and together with the Revolver and the Term Loan A, the “Senior Credit Facilities”). The Revolver and the Term Loan A mature on the date that is five years after the Closing Date, and the Term Loan B matures on the date that is seven years after the Closing Date.

The Senior Credit Facilities are guaranteed by the Guarantors and are secured by a security interest in substantially all of the assets of Lions Gate and the Guarantors, subject to certain exceptions.

The Revolver and the Term Loan A will bear interest initially at a rate per annum equal to LIBOR plus 2.50% (or an alternative base rate plus 1.50%), subject to reductions in the margin of up to 50 basis points (two reductions of 25 basis points each) upon achievement of certain net first lien leverage ratios. The Term Loan B will bear interest at a rate per annum equal to LIBOR (subject to a LIBOR floor of 0.75%) plus 3.00% (or an alternative base rate plus 2.00%). Lions Gate will also pay certain undrawn commitment fees in connection with the Revolver.

The Term Loan A amortizes quarterly beginning the last day of the first full fiscal quarter ending after the Closing Date at quarterly rates of 1.25% for the first and second years after the Closing Date, 1.75% for the third year, and 2.50% for the fourth and fifth years, with the balance payable at maturity. The Term Loan B amortizes quarterly beginning on the last day of the first full fiscal quarter ending after the Closing Date at an annual rate of 1%, with the balance payable at maturity. The Term Loan A and Term Loan B also require mandatory prepayments in connection with certain asset sales, subject to certain significant exceptions, and the Term Loan B is subject to additional mandatory repayment from specified percentages of excess cash flow. Additionally, the Term Loan B requires Lions Gate to pay a 1.00% prepayment fee if the loans thereunder are subject to certain “repricing” transactions within the first six months following the Closing Date.

The Senior Credit Facilities contain representations and warranties, events of default and affirmative and negative covenants that are customary for similar financings and which include, among other things and subject to certain significant exceptions, restrictions on the ability to declare or pay dividends, create liens, incur additional indebtedness, make investments, dispose of assets and merge or consolidate with any other person. In addition, a net first lien leverage maintenance covenant and an interest coverage ratio maintenance covenant apply to the Revolver and the Term Loan A and are tested quarterly.

The description of the Credit Agreement contained herein is not intended to be complete and is qualified in its entirety by reference to the full text of the Credit Agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Convertible Subordinated Notes due 2017 and 2018

In January 2012, Lions Gate Entertainment, Inc. (“LGEI”), a wholly owned subsidiary of Lions Gate, issued approximately $45.0 million of 4.00% Convertible Senior Subordinated Notes due 2017 (the “4.00% Notes”). Interest is payable on the 4.00% Notes semi-annually on January 15 and July 15 of each year, and the 4.00% Notes mature on January 11, 2017. In April 2013, LGEI issued approximately $60.0 million in aggregate principal amount of 1.25% Convertible Senior Subordinated Notes due 2018 (the “1.25% Notes”). Interest is payable on the 1.25% Notes semi-annually on April 15 and October 15 of each year, and the 1.25% Notes mature on April 15, 2018.

The 4.00% Notes and the 1.25% Notes are each fully and unconditionally guaranteed by Lions Gate.

The 4.00% Notes provide that upon conversion, Lions Gate has the option to deliver, in lieu of common shares, cash or a combination of cash and common shares of Lions Gate. The 1.25% Notes are convertible only into Lions Gate’s common shares.

In connection with the Reclassification (as defined in Item 2.01 below), Lions Gate and LGEI entered into supplemental indentures (“Convertible Notes Supplemental Indentures”), which supplement the indentures governing the 4.00% Notes and the 1.25% Notes. The Convertible Notes Supplemental Indentures provide that following the Reclassification, each note of the relevant series shall be convertible into the kind and amount of shares of stock which the holder thereof would have been entitled to receive upon the Reclassification had such notes been converted into common shares of Lions Gate immediately prior to the Reclassification.

The description of the Convertible Notes Supplemental Indentures contained herein is not intended to be complete and is qualified in its entirety by reference to the full text of the Convertible Notes Supplemental Indentures, copies of which are attached as Exhibit 4.2 and Exhibit 4.3 to this Current Report on Form 8-K and are incorporated herein by reference.

Item 1.02. Termination of a Material Definitive Agreement.

On the Closing Date, Lions Gate paid in full all amounts owing under that certain Third Amended and Restated Credit, Security, Guaranty and Pledge Agreement, dated as of September 27, 2012, among Lions Gate, the guarantors party thereto, the lenders party thereto, and JPMorgan Chase Bank, N.A., as administrative agent and issuing bank, and terminated all commitments to extend further credit thereunder.

On the Closing Date, Lions Gate also paid in full all amounts owing under that certain Second Lien Credit and Guarantee Agreement, dated as of March 17, 2015, among Lions Gate, the guarantors party thereto, the lenders party thereto, and JPMorgan Chase Bank, N.A., as administrative agent.

On the Closing Date, Lions Gate also redeemed in full the $225 million aggregate principal amount of its 5.25% Senior Secured Second-Priority Notes due 2018 in accordance with the provisions of the indenture relating thereto, dated as of July 19, 2013, among Lions Gate, the guarantors party thereto, and U.S. Bank National Association, as trustee, and in connection therewith the Indenture was discharged on the Closing Date.

On the Closing Date, Starz paid in full all amounts owing under that certain Credit Agreement, dated as of April 20, 2015, among Starz, LLC, as the borrower, the lenders party thereto and the Bank of Nova Scotia, as administrative agent, and terminated all commitments to extend further credit thereunder.

On the Closing Date, Starz also satisfied and discharged its obligations under the Indenture, dated as of September 13, 2012, among Starz, LLC and Starz Finance Corp., as issuers, the guarantors party thereto, and U.S. Bank National Association, as trustee (the “Starz Trustee”) by irrevocably depositing with the Starz Trustee funds sufficient to redeem in full the $675 million aggregate principal amount of its 5.00% Senior Notes due 2019, and issued a notice of redemption in respect of such notes, with a redemption date of January 7, 2017.

Item 2.01. Completion of Acquisition or Disposition of Assets

As described in Item 1.01, on the Closing Date, the Company consummated the Merger.

Immediately prior to consummation of the Merger, Lions Gate effected a reorganization of its outstanding share capital (the “Reclassification”), pursuant to which each existing Lions Gate common share, without par value (the “Lions Gate common shares”), was converted into 0.5 shares of newly issued Class A voting shares, without par value, of Lions Gate (the “Lions Gate voting shares”) and 0.5 shares of newly issued Class B non-voting shares, without par value, of Lions Gate (the “Lions Gate non-voting shares” and together with the Lions Gate voting shares, the “Lions Gate post-reclassification shares”), subject to the terms and conditions of the Merger Agreement. Upon the completion of the Reclassification, in accordance with the terms of Lions Gate’s 2012 Performance Incentive Plan, outstanding Lions Gate stock options, restricted stock units and performance-based restricted stock units were equitably adjusted to reflect the Reclassification.

At the effective time of the Merger (the “Effective Time”), (a) each share of Starz Series A common stock, par value $0.01 (the “Starz Series A common stock”), was converted into the right to receive $18.00 in cash and 0.6784 Lions Gate non-voting shares, and (b) each share of Starz Series B common stock, par value $0.01 (the “Starz Series B common stock,” and together with the Starz Series A common stock as the “Starz common stock”), was converted into the right to receive $7.26 in cash, 0.6321 Lions Gate non-voting shares and 0.6321 Lions Gate voting shares, in each case, other than as provided below and any shares of Starz common stock owned by stockholders who neither voted in favor of the Merger nor consented thereto in writing and who demanded properly in writing appraisal for such shares in accordance with Section 262 of the General Corporation Law of the State of Delaware, and subject to the terms and conditions of the Merger Agreement. Each share of Starz common stock held by Starz as treasury stock or owned by Merger Sub or its direct parent immediately prior to the Effective Time was cancelled without the right to receive any payment with respect thereto. Holders of approximately 25 million shares of Starz Series A common stock have made demands for appraisal.

The Merger Agreement provides that, at the Effective Time, Starz stock options and other equity awards will generally convert upon the Effective Time into corresponding stock options and equity awards with respect to Lions Gate non-voting shares, after giving effect to appropriate adjustments to reflect the consummation of the Merger.

The description of the Merger Agreement set forth above does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which is incorporated herein by reference to Exhibit 2.1 of the Company’s Current Report on Form 8-K filed with the SEC on July 1, 2016.

A copy of the press release issued by the Company announcing the consummation of the Merger and the related transactions is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

A copy of the unqualified legal opinion relating to the securities issued pursuant to Lions Gate’s Registration Statement on Form S-4, as amended (Registration No. 333-212792), which was declared effective by the U.S. Securities and Exchange Commission on November 7, 2016, is filed as Exhibit 5.1 hereto.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth under Item 1.01 above is incorporated by reference into this Item 2.03.

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On the Closing Date, the Company notified the New York Stock Exchange (“NYSE”) that the Merger had been completed and requested that trading of the Lions Gate common shares be delisted from the NYSE. The Company also requested that the NYSE file with the SEC a notification of removal from listing on Form 25 with respect to the delisting of the Lions Gate common shares from the NYSE. The Company intends to file with the SEC a certification on Form 15 to terminate or suspend its reporting obligations under Sections 13(a) and 15(d) of the Securities Exchange Act of 1934, as amended, as promptly as practicable.

The Lions Gate voting shares and the Lions Gate non-voting shares will trade on the NYSE under the ticker symbols LGF.A and LGF.B, respectively.

The information set forth under Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.01.

Item 3.02 Unregistered Sales of Equity Securities.

On December 8, 2016, as described in Item 2.01, each Lions Gate common share was converted in the Reclassification into 0.5 Lions Gate voting shares and 0.5 Lions Gate non-voting shares. The Reclassification was exempt from registration under the Securities Act of 1933, as amended, as not involving an offer, offer to sell, offer for sale or sale of securities within the meaning of Section 2(3) thereof and pursuant to Rule 145(a)(1) thereunder, or, additionally pursuant to Section 3(a)(9) thereof.

The information set forth under Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

Item 3.03. Material Modification to Rights of Security Holders

As set forth under Item 2.01 of this Current Report on Form 8-K, immediately prior to the Effective Time, each Lions Gate common share issued and outstanding immediately prior to the Effective Time, was converted into 0.5 Lions Gate voting shares and 0.5 Lions Gate non-voting shares.

The information set forth under Items 2.01, 3.01, and 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

As of and after 5:00 p.m. eastern time on December 8, 2016, (i) the Interim Notice of Articles of the Company, as in effect immediately prior to the Effective Time, was amended and restated in its entirety, and such amended and restated Notice of Articles (the “New Notice of Articles”) became the Notice of Articles of the Company and (ii) the Interim Articles of the Company, as in effect immediately prior to the Effective Time, were amended and restated in their entirety, and such amended and restated Articles (the “New Articles”) became the Articles of the Company. A copy of such amended and restated Articles of the Company is attached as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference. A copy of such amended and restated Notice of Articles will be filed on an amendment to this Current Report on Form 8-K. The New Notice of Articles removed the Lions Gate common shares from the authorized shares, and the New Articles removed references to the Lions Gate common shares therein.

Pursuant to the Merger Agreement, as of 2:00 p.m. eastern time on December 7, 2016, (i) the Notice of Articles of the Company was amended and restated in its entirety, and such amended and restated Notice of Articles (the “Interim Notice of Articles”) became the Notice of Articles of the Company and (ii) the Articles of the Company were amended and restated in their entirety, and such amended and restated Articles (the “Interim Articles”) became the Articles of the Company. Neither the Interim Notice of Articles nor the Interim Articles are currently the Notice of Articles or Articles of the Company.

The Interim Notice of Articles created and authorized the Lions Gate voting shares the Lions Gate non-voting shares and removed the Company’s currently authorized series of preferred shares. The Interim Articles contained amendments with respect to the special rights and restrictions of the authorized shares, including the Common Shares, the Lions Gate voting shares, the Lions Gate non-voting shares and the preferred shares, and also extended indemnities provided for in the previous Articles in favor of directors and former directors of the Company to also apply to officers and former officers of the Company. In addition, the Interim Articles provided that each Lions Gate common share would, immediately prior to the Effective Time, convert into 0.5 Lions Gate voting shares and 0.5 Lions Gate non-voting shares.

Item 9.01. Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.  The financial statements of Starz required by Item 9.01(a) to this Current Report on Form 8-K are incorporated herein by reference to Starz’s Annual Report on Form 10-K for the year ended December 31, 2015 and to Starz’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2016.

(b) Pro Forma Financial Information. The pro forma financial information required by Item 9.01(b) to this Current Report on Form 8-K will be filed by amendment within 71 calendar days after the date this report on Form 8-K must be filed.

(d) Exhibits.

Exhibit	Description

2.1	Agreement and Plan of Merger, dated as of June 30, 2016, by and among Lions Gate, Starz, and Orion Arm Acquisition Inc. (incorporated by reference to Exhibit 2.1 of Lions Gate’s Current Report on Form 8-K filed with the Securities and Exchange Commission on July 1, 2016)

2.2	Letter Agreement, dated as of November 3, 2016, by and among Lions Gate Entertainment Corp., Starz, and Orion Arm Acquisition Inc. (incorporated by reference to Exhibit 2.1 to Lions Gate Entertainment Corp.’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on November 4, 2016)

3.1	Articles of Lions Gate Entertainment Corp.

4.1	Supplemental Indenture, dated as of December 8, 2016, among Lions Gate Entertainment Corp., the guarantors party thereto, and Deutsche Bank Trust Company Americas, as trustee

4.2	Supplemental Indenture, dated as of December 8, 2016, among Lions Gate Entertainment Corp., Lions Gate Entertainment, Inc., and The Bank of New York Mellon Trust Company, N.A., as trustee

4.3	Supplemental Indenture, dated as of December 8, 2016, among Lions Gate Entertainment Corp., Lions Gate Entertainment, Inc., and U.S. Bank National Association, as trustee

5.1	Opinion of Dentons Canada LLP as to the validity of the shares of Lions Gate Entertainment Corp. to be issued in the Merger

10.1	Credit and Guarantee Agreement, dated as of December 8, 2016, among Lions Gate, as borrower, the guarantors party thereto, the lenders referred to therein, and JPMorgan Chase Bank, N.A., as Administrative Agent

23.1	Consent of Dentons Canada LLP for legal opinion (included in Exhibit 5.1)

23.2	Consent of KPMG LLP, Independent Registered Public Accounting Firm (with respect to audited financial statements of Starz)

99.1	Press Release, dated December 8, 2016

Caution Regarding Forward-Looking Statements

This communication may contain certain forward-looking statements, including certain plans, expectations, goals, projections, and statements about the benefits of the proposed transaction, the merger parties’ plans, objectives, expectations and intentions, and other statements that are not historical facts. Such statements are subject to numerous assumptions, risks, and uncertainties. Statements that do not describe historical or current facts, including statements about beliefs and expectations, are forward-looking statements. Forward-looking statements may be identified by words such as expect, anticipate, believe, intend, estimate, plan, target, goal, or similar expressions, or future or conditional verbs such as will, may, might, should, would, could, or similar variations.

While there is no assurance that any list of risks and uncertainties or risk factors is complete, below are certain factors which could cause actual results to differ materially from those contained or implied in the forward-looking statements including: the substantial investment of capital required to produce and market films and television series; increased costs for producing and marketing feature films and television series; budget overruns, limitations imposed by Lions Gate’s or Starz’s credit facilities and notes; unpredictability of the commercial success of Lions Gate’s or Starz’s motion pictures and television programming; risks related to Lions Gate’s or Starz’s acquisition and integration of acquired businesses; the effects of dispositions of businesses or assets, including individual films or libraries; the cost of defending Lions Gate’s or Starz’s intellectual property; technological changes and other trends affecting the entertainment industry; potential adverse reactions or changes to business or employee relationships, including those resulting from the announcement or completion of the transaction; competitive responses to the transaction; the possibility that the anticipated benefits of the transaction are not realized when expected or at all, including as a result of the impact of, or problems arising from, the integration of the two companies; the possibility that the transaction may be more expensive to complete than anticipated, including as a result of unexpected factors or events; diversion of management’s attention from ongoing business operations and opportunities; Lions Gate’s ability to complete the integration of Starz successfully; litigation relating to the transaction; and other factors that may affect future results of Lions Gate and Starz. Additional factors that could cause results to differ materially from those described above can be found in Lions Gate’s Annual Report on Form 10-K for the year ended March 31, 2016, and in its subsequent Quarterly Reports on Form 10-Q, including for the quarters ended June 30, 2016 and September 30, 2016, each of which is on file with the Securities and Exchange Commission (the “SEC”) and available in the “Corporate” section of Lions Gate’s website, http://www.lionsgate.com, under the heading “Reports” and in other documents Lions Gate files with the SEC, and in Starz’s Annual Report on Form 10-K for the year ended December 31, 2015 and in its subsequent Quarterly Reports on Form 10-Q, including for the quarters ended March 31, 2016, June 30, 2016 and September 30, 2016, each of which is on file with the SEC and available in the “Starz Corporate” section of Starz’s website, http://www.Starz.com, under the subsection “Investor Relations” and then under the heading “SEC Filings” and in other documents Starz files with the SEC.

All forward-looking statements speak only as of the date they are made and are based on information available at that time. Neither Lions Gate nor Starz assumes any obligation to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements were made or to reflect the occurrence of unanticipated events except as required by federal securities laws. As forward-looking statements involve significant risks and uncertainties, caution should be exercised against placing undue reliance on such statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 8, 2016	LIONS GATE ENTERTAINMENT CORP.
(Registrant)

	By:	/s/ Wayne Levin
Name: Wayne Levin
Title: General Counsel and Chief Strategic Officer

EXHIBIT INDEX

Exhibit	Description

2.1	Agreement and Plan of Merger, dated as of June 30, 2016, by and among Lions Gate, Starz, and Orion Arm Acquisition Inc. (incorporated by reference to Exhibit 2.1 of Lions Gate’s Current Report on Form 8-K filed with the Securities and Exchange Commission on July 1, 2016)

2.2	Letter Agreement, dated as of November 3, 2016, by and among Lions Gate Entertainment Corp., Starz, and Orion Arm Acquisition Inc. (incorporated by reference to Exhibit 2.1 to Lions Gate Entertainment Corp.’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on November 4, 2016)

3.1	Articles of Lions Gate Entertainment Corp.

4.1	Supplemental Indenture, dated as of December 8, 2016, among Lions Gate Entertainment Corp., the guarantors party thereto, and Deutsche Bank Trust Company Americas, as trustee

4.2	Supplemental Indenture, dated as of December 8, 2016, among Lions Gate Entertainment Corp., Lions Gate Entertainment, Inc., and The Bank of New York Mellon Trust Company, N.A., as trustee

4.3	Supplemental Indenture, dated as of December 8, 2016, among Lions Gate Entertainment Corp., Lions Gate Entertainment, Inc., and U.S. Bank National Association, as trustee

5.1	Opinion of Dentons Canada LLP as to the validity of the shares of Lions Gate Entertainment Corp. to be issued in the merger

10.1	Credit and Guarantee Agreement, dated as of December 8, 2016, among Lions Gate, as borrower, the guarantors party thereto, the lenders referred to therein, and JPMorgan Chase Bank, N.A., as Administrative Agent

23.1	Consent of Dentons Canada LLP for legal opinion (included in Exhibit 5.1)

23.2	Consent of KPMG LLP, Independent Registered Public Accounting Firm (with respect to audited financial statements of Starz)

99.1	Press Release, dated December 8, 2016